Exhibit 99.1

AMERIS BANK ACQUIRES BALBOA CAPITAL CORPORATION, A PREMIER ONLINE PROVIDER OF BUSINESS LENDING SOLUTIONS

ATLANTA, Dec. 13, 2021 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) today announced that its banking subsidiary, Ameris Bank, has acquired Balboa Capital Corporation, an online provider of business lending solutions to small and mid-sized businesses nationwide.

The acquisition of Balboa Capital and its technology accelerates Ameris Bank's small business and C&I lending initiatives and increases its presence in the fast-growing point-of-sale financing market. The addition of Balboa Capital also diversifies Ameris Bank's already robust portfolio of nationwide lending platforms, which includes its premium finance, mortgage banking, and warehouse lending businesses.

"Balboa Capital has helped tens of thousands of businesses access growth capital with instant credit decisions and same day funding," said H. Palmer Proctor Jr., chief executive officer of Ameris Bancorp. "We look forward to providing Balboa Capital's lending technology and bringing a new digital lending option to more of our business customers. Just as important, Balboa Capital brings more than 30 years of technology expertise to Ameris Bank led by Patrick Byrne, its chief executive officer, and Phil Silva, company president. We are excited to have Pat, Phil and their team join our organization as we expand our online lending capabilities."

Ameris Bank expects significant earnings accretion from the core operating strategy of Balboa Capital with upside potential from identified operating synergies. This all-cash transaction results in manageable tangible book value dilution with a four year earn-back period and enhances Ameris's efficiency ratio profile.

Balboa Capital, which was founded in 1988 and will remain headquartered in Costa Mesa, California, uses proprietary technology to deliver innovative financing solutions to a diverse group of business customers nationwide. Balboa Capital's originations are expected to exceed $415 million during 2021.

"Balboa Capital's highly flexible technology enables Ameris Bank to provide a streamlined online experience to business owners with a variety of financing needs," noted James A. LaHaise, chief strategy officer of Ameris Bank. "Balboa Capital's dynamic solution, coupled with its high-performing team, complement Ameris Bank's financial strength and culture, enhancing our ability to help businesses gain financial peace of mind as they grow."

"We look forward to expanding our lending capabilities through the resources of a larger institution. Additionally, our team of industry veterans is eager to offer new financial solutions to Ameris Bank customers," stated Patrick Byrne, chief executive officer and founder of Balboa Capital.

For more information, please visit Balboa Capital and Ameris Bank.

Piper Sandler & Co. and Covington & Burling LLP are serving as financial and legal advisor, respectively, to Ameris. Keefe, Bruyette & Woods, Inc. is acting as financial advisor and Moore & Van Allen PLLC is serving as legal advisor to Balboa.

About Ameris Bank

Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia and the parent of Ameris Bank, a Georgia state-chartered bank. Ameris Bank currently has 165 branches in Georgia, Alabama, Florida, North Carolina and South Carolina.

About Balboa Capital Corporation

Balboa Capital Corporation is a financial technology company headquartered in Costa Mesa, California. Formed in 1988, Balboa offers funding solutions to small and medium-sized businesses across diverse industry sectors nationwide.

Forward-Looking Statement
This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the impact Ameris and Balboa expect the transaction to have on the combined entity's operations, financial condition, and financial results. The forward-looking statements also include predictions or expectations of future business or financial performance as well as goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words "believe," "intend," "expect," "anticipate," "strategy," "plan," "estimate," "approximately," "target," "project," "propose," "possible," "potential," "should" and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of Ameris and Balboa) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the risk that the businesses of Ameris and Balboa will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the acquisition may not be fully realized or may take longer to realize than expected; disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Ameris or Balboa have business relationships; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; the impact of the COVID-19 pandemic on the general economy, customers of Ameris and Balboa and the allowance for loan losses; the benefits that may be realized by customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; and other factors, many of which are beyond the control of Ameris and Balboa.

We refer you to the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Ameris Bancorp's Annual Report on Form 10-K for the year ended December 31, 2020, and any updates to those risk factors set forth in Ameris Bancorp's Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the Securities and Exchange Commission (the "SEC") and are available on the SEC's website at www.sec.gov. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they were made.

CONTACT: Investor Contact, Nicole Stokes, Chief Financial Officer, nicole.stokes@amerisbank.com, or Media Contact, Sheryl Touchton, Communications Director, sheryl.touchton@amerisbank.com, 404-617-1919